Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 118 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Consumer Staples Portfolio, of our report dated February 22, 2019 and VIP Technology Portfolio, VIP Energy Portfolio, VIP Health Care Portfolio, VIP Utilities Portfolio, VIP Financial Services Portfolio, VIP Industrials Portfolio, VIP Consumer Discretionary Portfolio, VIP Real Estate Portfolio, VIP Materials, and VIP Communication Services Portfolio of our reports dated February 13, 2019, relating to the financial statements and financial highlights included in the December 31, 2018 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts April 15, 2019